Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 33-72144 and No. 333-178224) pertaining to the AEGON USA Producers’ Stock Purchase Plan and Plan Trust of our report dated March 21, 2014, with respect to the financial statement of the AEGON USA Producers’ Stock Purchase Plan and Plan Trust included in this Annual Report (Form 11-K).

/s/ Ernst & Young, LLP

Des Moines, IA

March 31, 2016

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